Exhibit 99.5

December 05, 2023

EUREKA ACQUISITION CORP (the “Company”)

89 Nexus Way, Camana Bay,

Grand Cayman, KY1-9009,

Cayman Islands

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the references to my name in the Registration Statement on Form S-1 (the “Registration Statement”) of the Company and any amendments thereto, which indicate that I have accepted the nomination to become a director of the Company. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

By:	/s/ Lauren Simmons
	Name:	Lauren Simmons